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                                     August 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.18
                                                       TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 20,100,822   7.235%    $  121,206    $  121,206   $  874,858       19,225,964
  R                100             0   7.235%             0             0            0                0
  B-1        5,257,000     2,317,210   7.235%        13,973        13,973       43,217        2,273,992
  B-2       13,142,815     5,793,163   7.235%        34,932        34,932      108,046        5,685,117

          $350,471,515    28,211,195             $  170,111    $  170,111   $1,026,121     $ 27,185,073




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